                                                                 Exhibit 23.2


                         [LETTERHEAD OF VALUEMETRICS]


February 1, 2000

Board of Directors
Ridell Sports, Inc.

Gentlemen:

         The undersigned hereby consents to the inclusion of its name under the heading "Experts" in the Company's Amendment No. 2 to its Registration Statement on Form S-1, registration no. 333-92781.


Very truly yours,

VALUEMETRICS, INC.



By: /s/ John L. Miscione
   ------------------------------------
    John L. Miscione, Managing Director